SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

November 8, 2012
Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

212-344-1600
Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 8, 2012, HOMI’s Board of Directors, by unanimous vote, elected and appointed Mr Kalman Huber as Chairman of the Board. Mr Huber has been a director of HOMI since 2009 and is the chairman of HOMI’s audit committee. Mr Huber replaces Mr Avraham Bahry, who served as Chairman of the Board since 2004. Mr Bahry remains a Director and member of the Board.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

November 13, 2012		Hotel Outsource Management International, Inc.

	By:	/s/ Jacob Ronnel
	Name:	Jacob Ronnel
	Title:	Chief Executive Officer